Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment No. 1”) is made and entered into as of October 27, 2021, by and among Gores Metropoulos II, Inc., a Delaware corporation (“Parent”), Sunshine Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“First Merger Sub”), Sunshine Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Second Merger Sub”), and Sonder Holdings Inc., a Delaware corporation (the “Company” and together with Parent, First Merger Sub, Second Merger Sub and the Company, the “Parties”), and amends that certain Agreement and Plan of Merger, dated as of April 29, 2021, by and among the Parties (the “Merger Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

RECITALS

WHEREAS, the Parties entered into the Merger Agreement on April 29, 2021; and

WHEREAS, the Parties have determined to amend certain provisions of the Merger Agreement and certain exhibits thereto in furtherance of the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Amendments.

1.1 Replacement of Exhibit C. Exhibit C to the Merger Agreement is replaced in its entirety with the form of Parent A&R Charter attached to this Amendment No. 1 as Annex I.

1.2 Replacement of Exhibit D. Exhibit D to the Merger Agreement is replaced in its entirety with the form of Parent A&R Bylaws attached to this Amendment No. 1 as Annex II.

1.3 Amendment to Recitals. The eighth WHEREAS clause of the Recitals of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

WHEREAS, in connection with the Transactions, Parent and certain investors (the “Subscribers”) have entered into Subscription Agreements, dated as of the date thereof (the “Subscription Agreements”), for a private placement of Parent Common Stock to be consummated prior to or substantially concurrently with the consummation of the Transactions;

1.4 Amendments to Article I.

1.4.1 Section 1.01 of Certain Definitions is hereby amended to restate the definition of “Aggregate Company Stock Consideration” in its entirety as follows:

“Aggregate Company Stock Consideration” means a number of shares of Parent Common Stock (deemed to have a value of $10.00 per share), equal to the result of (a) $1,901,603,000, divided by (b) $10.00.

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1.4.2 Section 1.01 of Certain Definitions is hereby amended to include the definition of “Share Surrender Agreement” as follows:

“Share Surrender Agreement” means that certain Share Surrender Agreement, dated October 27, 2021, by and between Parent and Sponsor.

1.5 Amendment to Section 6.14(a). The first sentence of Section 6.14(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

The authorized capital stock of Parent consists of: (i) 1,000,000 shares of Parent Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement; (ii) 440,000,000 shares of common stock, consisting of 400,000,000 shares of Parent Class A Stock and 40,000,000 shares of Parent Class F Stock, of which (A) 45,000,000 shares of Parent Class A Stock are issued and outstanding as of the date of this Agreement and 11,250,000 shares of Parent Class F Stock are issued and outstanding as of the date of this Agreement (of which 1,277,285 shares of Parent Class F Stock will be cancelled for no consideration immediately prior to the Effective Time), and (B) 14,500,000 Parent Warrants are issued and outstanding as of the date of this Agreement.

1.6 Amendment to Section 6.20.

1.6.1 The first sentence of Section 6.20 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Parent has delivered to the Company true, correct and complete copies of the fully executed Subscription Agreements pursuant to which the Subscribers in the aggregate have agreed, pursuant to the terms and subject to the conditions thereof, to purchase 32,216,785 shares of Parent Common Stock for an aggregate purchase price equal to $309,394,997.86 (such transactions contemplated by the Subscription Agreements, collectively, the “PIPE Investment”).

1.7 Amendment to Section 8.13. Section 8.13 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Waiver Agreements; Share Surrender Agreement. In connection with the Transactions, Parent shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) of any provision or remedy under, or any replacement of, any Waiver Agreement or the Share Surrender Agreement. Parent shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Waiver Agreements and the Share Surrender Agreement.

1.8 Amendment to Section 11.01(b). Section 11.01(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(b) prior to the Closing, by written notice to the Company from Parent if: (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Parent provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Parent of such breach, but only as long as the Company

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continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; (ii) the Closing has not occurred on or before January 31, 2022 (the “Termination Date”); or (iii) the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, however, that the right to terminate this Agreement under Section 11.01(b)(ii) shall not be available if Parent’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the Termination Date;

2. Miscellaneous Provisions.

2.1 Voting and Support Agreement. Reference is hereby made to that certain Voting and Support Agreement, dated April 29, 2021, by and among Parent, First Merger Sub, Second Merger Sub and certain stockholders party thereto (the “Voting and Support Agreement”). Concurrently with the execution and delivery of this Amendment No. 1, the Company has obtained and provided to Parent an executed written consent of each stockholder party to the Voting and Support Agreement approving this Amendment No. 1 in all respects.

2.2 Potential Financing. Notwithstanding anything to the contrary in the Merger Agreement, it is contemplated that Parent, the Company or one or more of their Affiliates will enter into a delayed draw note purchase agreement or other similar loan, credit or note purchase agreement pursuant to which notes, warrants or other equity will be issued by Parent, the Company and/or one or more of their Affiliates to the parties thereto at or after the Effective Time. The Parties acknowledge and agree that any such notes, warrants or other equity issued in connection with the financing contemplated by the foregoing sentence shall not be Company Capital Stock or Company Warrants or otherwise deemed to be equity securities of the Company for purposes of the definitions of “Company Stock Adjusted Fully Diluted Shares”, “Company Stock Fully Diluted Shares” or “Earnout Pro Rata Share” pursuant to the Merger Agreement.

2.3 Effect of Amendment. This Amendment No. 1 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Merger Agreement to “this Agreement” and (b) to the Merger Agreement in any other agreements, exhibits, schedules and disclosure schedules referred to in the Merger Agreement, will, in each case, be deemed to be references to the Merger Agreement as amended by this Amendment No. 1. Except as amended hereby, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Amendment only may be amended by the Parties by execution of an instrument in writing signed on behalf of each of the Parties.

2.4 Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.5 Governing Law. This Amendment No. 1 and all claims or causes of action based upon, arising out of, or related to this Amendment No. 1 or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Each of the Parties irrevocably consents and agrees that Section 12.12 of the Merger Agreement shall apply to this Amendment No. 1, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GORES METROPOULOS II, INC.

By:	/s/ Alec Gores
Name: Alec Gores
Title: Chief Executive Officer

SUNSHINE MERGER SUB I, INC.

By:	/s/ Andrew McBride
Name: Andrew McBride
Title: Chief Financial Officer and Secretary

SUNSHINE MERGER SUB II, LLC

By:	/s/ Andrew McBride
Name: Andrew McBride
Title: Manager

SONDER HOLDINGS INC.

By:	/s/ Sanjay Banker
Name: Sanjay Banker
Title: President and Chief Financial Officer

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Exhibit C

Parent A&R Charter

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GORES METROPOULOS II, INC.

Gores Metropoulos II, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Gores Metropoulos II, Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on July 21, 2020.

SECOND: That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the amended and restated certificate of incorporation of this corporation and, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the amended and restated certificate of incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of the corporation is Sonder Holdings Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 200 Bellevue Parkway, Suite 210, in the City of Wilmington, County of New Castle, State of Delaware, 19809. The name of the Corporation’s registered agent at such address is Intertrust Corporate Services Delaware Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 690,000,000 shares, consisting of (a) 440,000,000 shares of General Common Stock (the “General Common Stock”), including (i) 400,000,000 shares of Common Stock (the “Common Stock”), and (ii) 40,000,000 shares of Special Voting Common Stock (the “Special Voting Common Stock”), and (b) 250,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Immediately upon the effectiveness (the “Effective Time”) of this Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), each share of the Corporation’s Class F Common Stock, par value $0.0001 per share, issued and outstanding or held as treasury stock immediately prior to the

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Effective Time (the “Class F Common Stock”), shall, automatically and without further action by any stockholder or other person, including the Corporation, be converted into one share of Common Stock. It is intended that the conversion of the Class F Common Stock into Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Any stock certificate that immediately prior to the Effective Time represented shares of Class F Common Stock shall from and after the Effective Time be deemed to represent an equal number of shares of Common Stock, without the need for surrender or exchange thereof.

Effective upon the Effective Time, the class of Common Stock of the Corporation shall be renamed the “General Common Stock” of the Corporation, the series of Class A Common Stock of the Corporation shall be renamed the “Common Stock” of the Corporation, and the series of Class F Common Stock of the Corporation shall be renamed the “Special Voting Common Stock” of the Corporation. Notwithstanding the renaming of the Common Stock of the Corporation to “General Common Stock,” this Amended and Restated Certificate shall not amend Article IX and, from and after the filing of this Amended and Restated Certificate, all references in Article IX to “Common Stock” shall be understood to refer to “General Common Stock” and shall not result in any alteration or change in the powers, preferences or special rights of the terms of such stock.

ARTICLE V

The rights, powers, preferences, privileges, restrictions and other matters relating to the Common Stock and the Special Voting Common Stock are as follows:

1. Voting Rights. Each holder of shares of Common Stock and each holder of shares of Special Voting Common Stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on matters properly submitted to the stockholders on which the holders of Common Stock or Special Voting Common Stock are entitled to vote. Except as otherwise expressly provided herein or as required by law, the holders of Common Stock and Special Voting Common Stock will vote together and not as separate series or classes. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the holders of Common Stock and Special Voting Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation.

Notwithstanding any other provision in this Amended and Restated Certificate, prior to the closing of the initial Business Combination, the holders of Class F Common Stock, voting together as a single class, shall have the exclusive right to elect and remove any director, and the holders of Class A Common Stock shall have no right to vote on the election or removal of any director. The provisions described in the foregoing sentence may only be amended by approval of a majority of at least ninety percent (90%) of our Class F Common Stock voting in an annual meeting. For purposes of this Amended and Restated Certificate, “Business Combination” or any reference in this Amended and Restated Certificate to the “initial Business Combination” shall mean the earlier of (i) a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses, or (ii) the First Merger as defined in that certain Agreement and Plan of Merger, by and among the Corporation, Sunshine Merger Sub I, Inc., Sunshine Merger Sub II, LLC, and Sonder Holdings Inc. (as amended on October 27, 2021), and the “Offering” shall mean the Corporation’s initial public offering of securities.

2. Dividends. Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board”), out of any assets of the Corporation legally available therefor, such dividends and other distributions as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid on a pro rata basis. The holders of the Special Voting Common Stock shall not be entitled to receive any dividends out of any assets of the Corporation.

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3. Liquidation Rights. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, a merger, consolidation, reclassification, reorganization or similar event involving the Corporation or a sale, lease, abandonment, transfer, license or other disposition of assets by the Corporation, in connection with which the Board has determined to effect a distribution of assets of the Corporation to any holder or holders of Common Stock, then, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed on a pro rata basis to the holders of Common Stock. The holders of the Special Voting Common Stock shall not be entitled to receive any distribution of assets of the Corporation in such event.

4. Redemption.

4.1 Sonder Canada Inc., a corporation amalgamated under the laws of the province of Québec (“Sonder Canada”), may from time to time, pursuant to Sonder Canada’s Articles of Arrangement (as amended and/or restated from time to time, the “Sonder Canada Articles”), issue shares designated as Common Exchangeable Preferred Shares (the “Sonder Canada Exchangeable Shares”). Each Sonder Canada Exchangeable Share may be exchanged for one (1) share of Common Stock, pursuant to the terms of the Sonder Canada Articles and that certain Exchange Rights Agreement (as amended and/or restated from time to time, the “Exchange Rights Agreement”), dated December 18, 2019, by and among the Corporation, Sonder Canada, Sonder Exchange ULC and the holders of Sonder Canada Exchangeable Shares, as the case may be.

4.2 The Corporation shall automatically redeem (an “Automatic Redemption”), on the date on which any Sonder Canada Exchangeable Shares held by a holder are redeemed, exchanged or otherwise transferred for Common Stock pursuant to the Sonder Canada Articles or the Exchange Rights Agreement, such number of shares of Special Voting Common Stock held by such holder corresponding to the number of Sonder Canada Exchangeable Shares then redeemed, exchanged or otherwise transferred (the “Redeemed Shares”) for an amount equal to $0.000001 per share (the “Automatic Redemption Price”) as set forth below, and such Redeemed Shares may not be reissued by the Corporation.

4.3 In any case of an Automatic Redemption, the Corporation shall give notice in writing of the Automatic Redemption to the holder(s) of such Redeemed Shares. The notice shall set out the total number of Redeemed Shares and the total Automatic Redemption Price for the Redeemed Shares. Notwithstanding the foregoing, the Redeemed Shares shall be redeemed automatically and without further action by any stockholder or other person, including the Corporation, whether or not such notice is given to the holder(s) of such Redeemed Shares.

4.4 On or after an Automatic Redemption, each holder of Redeemed Shares shall surrender the certificate(s), if any, representing such Redeemed Shares, in the manner and at the place designated by the Corporation, and the Automatic Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. Notwithstanding the foregoing, the Redeemed Shares shall be redeemed automatically without any further action by the holders of such shares or other person, including the Corporation, and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

4.5 From and after an Automatic Redemption, any person who previously held Redeemed Shares shall cease to be entitled to exercise any of the rights of a stockholder in respect thereof.

5. Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Common Stock or Special Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of the Common Stock or Special Voting Common Stock, or of any series thereof, voting separately as a class shall be required therefor.

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ARTICLE VI

1. Rights of Preferred Stock. The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the Delaware General Corporation Law (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Board is further authorized to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any series of Preferred Stock, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate or the resolution of the Board originally fixing the number of shares of such series of Preferred Stock.

2. Vote to Amend Terms of Preferred Stock. Except as otherwise required by law or provided in this Amended and Restated Certificate, holders of Common Stock and Special Voting Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any Preferred Stock Designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation filed with respect to any series of Preferred Stock).

3. Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

ARTICLE VII

1. Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that constitutes the total number of authorized directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships (the “Whole Board”), shall be fixed solely by resolution adopted by a majority of the Whole Board. At each annual meeting of stockholders, directors of the Corporation whose terms are expiring at such meeting shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation or removal, except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.

2. Board Structure. From and after the Effective Time, the directors of the Corporation (other than any who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three (3) classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the Effective Time, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Time, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Time, the term of office of the Class III directors

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shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3. Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation only for cause. Subject to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies under specified circumstances, and as permitted in the specific case by resolution of the Board, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the directors then in office (which may include one or more directors who are resigning effective at a future date), although less than a quorum, or by a sole remaining director, and not by stockholders. A person so elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

ARTICLE VIII

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred by statute or by this Amended and Restated Certificate or the Bylaws of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

3. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the foregoing or any other provision of this Amended and Restated Certificate, the Bylaws may not be amended, altered or repealed except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws; provided, for the avoidance of doubt, that no provision of the Bylaws requiring a specified vote of the Corporation’s stockholders to adopt, amend or repeal the Bylaws shall be deemed to limit, modify or restrict the foregoing authority of the Board to adopt, amend or repeal the Bylaws.

4. Special Meetings. Subject to the terms of any series of Preferred Stock, special meetings of the stockholders may be called only by (a) the Board acting pursuant to a resolution adopted by a majority of the Whole Board; (b) the chairperson of the Board; (c) the chief executive officer of the Corporation; or (d) the president of the Corporation, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied.

5. Availability of Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by action by consent of such stockholders.

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6. No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

7. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE IX

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1. General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on December 23, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except with respect to up to $900,000 per year of interest earned on the funds held in the Trust Account that may be released to fund regulatory compliance requirements and other costs related thereto (a “Regulatory Withdrawal”), plus additional amounts necessary to pay the Corporation’s franchise and income tax obligations, if any, the proceeds from the Offering and the sale of the private placement warrants will not be released from the Trust Account until the earlier of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of the Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates of Gores Metropoulos Sponsor II, LLC (the “Sponsor”) or officers or directors of the Corporation) are referred to herein as “Public Stockholders.”

Section 9.2. Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Section 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem or repurchase Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination (such limitation hereinafter called the “Redemption Limitation”), and provided further that any beneficial owner of

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Offering Shares on whose behalf a redemption right is being exercised must identify itself to the Corporation in connection with any redemption election in order to validly redeem such Offering Shares. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the Securities and Exchange Commission (the “SEC”), the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 20% of the Offering Shares.

(d) In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to fund Regulatory Withdrawals, and/or to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to

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applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3. Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4. Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination.

Section 9.5. Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6. No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7. Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the Closing or (ii) with respect to any other provisions of this Article IX relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price,

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payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to fund Regulatory Withdrawals and/or to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8. Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

ARTICLE X

To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

No amendment, repeal, or elimination of this Article X, or adoption of any provision of this Amended and Restated Certificate inconsistent with this Article X, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal, or elimination or adoption of such an inconsistent provision.

ARTICLE XI

If any provision of this Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate shall be enforceable in accordance with its terms.

Except as provided in Article X above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote, the Board acting pursuant to a resolution adopted by a majority of the Whole Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of ARTICLE V, Section 1 of ARTICLE VI, ARTICLE VII, ARTICLE VIII, ARTICLE X or this ARTICLE XI of this Amended and Restated Certificate.

***

THIRD: That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of this corporation on this [    ] day of [            ], 2021.

Andrew McBride
Chief Financial Officer and Secretary

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EXHIBIT D

Parent A&R Bylaws

CONFIDENTIAL

AMENDED AND RESTATED BYLAWS OF

SONDER HOLDINGS INC.

(adopted on [●])

(effective as of [●])

i

TABLE OF CONTENTS—(Continued)

ii

AMENDED AND RESTATED BYLAWS

OF

SONDER HOLDINGS INC.

ARTICLE I - CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of Sonder Holdings Inc. (the “Company”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time.

1.2 OTHER OFFICES

The Company may at any time establish other offices at any place or places.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”) or any successor legislation. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors, acting pursuant to a resolution adopted by a majority of the Whole Board, or the chairperson of the meeting may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

2.3 SPECIAL MEETING

(a) A special meeting of the stockholders, other than as required by statute, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer or (iv) the president, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. The Board of Directors, acting pursuant to a resolution adopted by a majority of the Whole Board, or the chairperson of the meeting may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 ADVANCE NOTICE PROCEDURES

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”).

(iii) A stockholder’s notice to the secretary must set forth:

(1) as to each person whom the stockholder proposes to nominate for election as a director:

(A) such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that is required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(B) such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Company if elected;

(C) a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and

(D) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;

(2) as to any other business that the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws);

(C) the reasons for conducting such business at the annual meeting;

(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(E) a description of all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;

(B) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(C) a description of any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;

(E) any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;

(F) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with, them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(H) any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(I) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);

(J) a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(K) a representation and undertaking that such stockholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(L) any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(M) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

(b) Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Company’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).

(c) Other Requirements.

(i) To be eligible to be a nominee by any stockholder for election as a director of the Company, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):

(1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

(2) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and

(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.

(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.

(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi) Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).

(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6 QUORUM

(a) The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

(b) If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7 ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8 CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

2.9 VOTING

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

(b) Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively shall be the act of the stockholders and broker non-votes and abstentions will be considered for purposes of establishing a quorum, but will not be considered as votes cast for or against a proposal. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series cast affirmatively or negatively at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series (and broker non-votes and abstentions will not be considered as votes cast for or against such proposal), except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the securities of the Company are listed.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

2.11 RECORD DATES

(a) In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b) If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

(d) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.14 INSPECTORS OF ELECTION

(a) Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Such inspectors shall take all actions as contemplated under Section 231 of the DGCL or any successor provision thereto.

(b) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1 POWERS

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2 NUMBER OF DIRECTORS

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

(a) Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

(b) Unless otherwise provided by the certificate of incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, the directors of the Company shall be divided into classes as nearly equal in size as is practicable in accordance with Section 141(d) of the DGCL, designated as Class I, Class II and Class III.

3.4 RESIGNATION AND VACANCIES

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

(b) Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

(a) The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

(b) Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, the secretary or a majority of the Whole Board; provided that the person(s) authorized to call special meetings of the Board of Directors may authorize another person or persons to send notice of such meeting.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile;

(d) sent by electronic mail; or

(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.8 QUORUM; VOTING

(a) At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b) The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

3.10 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.11 REMOVAL OF DIRECTORS

Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.

4.2 COMMITTEE MINUTES

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (place of meetings; meetings by telephone);

(b) Section 3.6 (regular meetings);

(c) Section 3.7 (special meetings; notice);

(d) Section 3.8 (quorum; voting);

(e) Section 3.9 (board action by written consent without a meeting); and

(f) Section 7.4 (waiver of notice);

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members; provided, however, that (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.4 SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1 OFFICERS

The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS

The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower any officer to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board of Directors, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

(b) Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.

5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS

Each officer of the Company shall have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation, and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.

ARTICLE VI - STOCK

6.1 STOCK CERTIFICATES; PARTLY PAID SHARES

(a) The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

(b) The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 SPECIAL DESIGNATION ON CERTIFICATES

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3 LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 DIVIDENDS

The Board of Directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5 TRANSFER OF STOCK

Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6 STOCK TRANSFER AGREEMENTS

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7 REGISTERED STOCKHOLDERS

The Company:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.8 LOCK-UP

(a) Subject to the exceptions set forth in this Section 6.8, the holders (the “Securityholders”) of Common Stock, par value $0.000001 per share, of the Company (“Common Stock”), issued or issuable (i) as consideration pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 29, 2021, entered into by and among the Company, Sunshine Merger Sub I, Inc., a Delaware corporation, Sunshine Merger Sub II, LLC, a Delaware limited liability company, and Sonder Holdings Inc., a Delaware corporation (“Old Sonder”), (ii) upon the exercise of warrants or other convertible securities outstanding as of immediately following the Effective Time (as defined in the Merger Agreement) in respect of warrants or convertible securities of Old Sonder outstanding immediately prior to the Effective Time, (iii) to directors, officers and employees of the Company or its subsidiaries upon the settlement or exercise of stock options, restricted stock units, or other equity awards outstanding as of immediately following the Effective Time in respect of awards of Old Sonder outstanding immediately prior to the Effective Time or (iv) upon the exchange of any shares of Canadian Exchangeable Common Shares held by the Securityholder immediately after the Effective Time shall not, without the prior written consent of the Board of Directors, (A) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder, any shares of such Common Stock held by the Securityholder, other than (1) shares of Common Stock acquired pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a subscription agreement where the issuance of Common Stock occurs on or after the Effective Time or (2) shares of Common Stock issued in connection with the Mergers for equity securities of Old Sonder that had been issued upon the conversion of convertible note securities of Old Sonder (such shares, excluding those in clause (1) and (2) the “Lock-Up Shares”), (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B) (the actions specified in clauses (A)-(C), collectively, “Transfer”) during the Lock-Up Period. Capitalized terms used but not otherwise defined in this Section 6.8 will have the meaning ascribed to such term in the Merger Agreement.

For purposes of this Section 6.8, “Lock-Up Period” shall mean the period commencing upon the Effective Time and ending on the earliest of (i) the date that is 180 days from the Effective Time or (ii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(b) The restrictions set forth in Section 6.8(a) shall not apply to: (i) for the avoidance of doubt, shares of Common Stock acquired in open market transactions or from the Company pursuant to the Company’s employee stock purchase plan; (ii) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift to a member of the Securityholder’s immediate family; (iii) Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the Securityholder’s immediate family; (iv) Transfers by will or intestate succession upon the death of the Securityholder; (v) the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) if the Securityholder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Securityholder, (B) Transfers from a person who is (1) any investment company registered under the Investment Company Act of 1940 advised or sub-advised by Fidelity Management & Research Company LLC (“Fidelity”) or any affiliated investment advisor of Fidelity or (2) any mutual fund, pension fund, pooled investment vehicle or institutional client advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity (each such person, a “Fidelity Entity”) to another Fidelity Entity, or (C) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the Securityholder; (vii) Transfers to the Company’s officers, directors or their affiliates; (viii) transactions in the event of the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; (ix) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the 1934 Act; provided, however, that such plan does not provide for the Transfer of Lock-up Shares during the Lock-Up Period; (x) Transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock or the vesting of stock-based awards; provided, that any Common Stock issued upon such exercise shall be subject to the terms of this Section 6.8; (xi) Transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock; provided, that any Common Stock issued upon such exercise shall be subject to the terms of this Section 6.8; (xii) Transfers to the Company pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the Company or forfeiture of the Securityholder’s Common Stock or options to purchase shares of Common Stock in connection with the termination of the Securityholder’s service to the Company; (xiii) (A) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock) pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all holders of the Company’s securities, merger, consolidation or other similar transaction approved by the Board of Directors the result of which is that any person (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company and (B) entry into any lock-up, voting or similar agreement pursuant to which the Securityholder may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in the immediately foregoing (A) above); provided that in the event that such change of control transaction is not completed, the Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the Securityholder shall remain subject to the restrictions contained in this agreement; provided, however, that in the case of clauses (ii) through (vii), the permitted transferees must enter into a written agreement, in substantially the form of this Section 6.8 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 6.8(b), “immediate family” shall mean a spouse, domestic partner, parent, sibling, child or grandchild of the Securityholder or any other person with whom the Securityholder has a relationship by blood, marriage or adoption not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Notwithstanding anything to the contrary contained in this Section 6.8, if during the Lock-Up Period, the VWAP of Common Stock for 10 trading days within any 20 consecutive trading day period is at least $12.50 per share or

$15.00 per share (each subject to adjustment for stock splits, stock dividends, reorganizations and similar transactions) (each, a “Threshold”), then commencing immediately on the next trading day following achievement of each such Threshold, 1/3rd of the Lock-Up Shares (rounded up to the nearest whole share) owned by the Securityholder at such time will no longer be subject to the transfer restrictions set forth herein. Any release provided herein may not occur earlier than 90 days following the Effective Time.

(c) Notwithstanding the other provisions set forth in this Section 6.8, the Board of Directors may, in its sole discretion, determine to waive, amend, or repeal any of the obligations set forth herein.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1 NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 SUCCESSFUL DEFENSE

To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.

8.4 INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

8.5 ADVANCED PAYMENT OF EXPENSES

(a) Expenses (including attorneys’ fees) reasonably incurred by an officer or director, or former directors and officers, of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.

(b) Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a vote of a majority of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

8.6 LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

8.7 DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8 NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9 INSURANCE

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10 SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

8.11 EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12 CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2 FISCAL YEAR

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

9.3 SEAL

The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile or copy thereof to be impressed or affixed or in any other manner reproduced.

9.4 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

9.5 FORUM SELECTION

(a) Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

(b) Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.

(c) Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

ARTICLE X - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or this Article X (including, without limitation any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The Board of Directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.